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                                                                     EXHIBIT 5.1

                     [LETTERHEAD OF OGDEN MURPHY WALLACE]



October 6, 2000


John Robertson
Information Highway.com Inc.
10751 Shellbridge Way Suite 185
Richmond, BC V6X 2W8
Canada

Ladies and Gentlemen:

     Re:  Information-Highway.com Registration Statement on Form SB-2
          -----------------------------------------------------------

Dear Ladies and Gentlemen:

     We have acted as counsel for Information-Highwaycom, Inc., a Florida corporation (the "Company"), in connection with the preparation of the registration statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the public offering (the "Offering") of up to 6,089,750 shares (the "Shares") of the Company's common stock, $0.0001 par value (the "Common Stock"), to be sold by the selling stockholders. This opinion is being furnished pursuant to Item 601(b)(5) of Regulation S-B under the Act.

     In rendering the opinion set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed. Based upon the foregoing, we are of the opinion that the Shares are validly issued, fully paid and nonassessable.
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John Robertson
October 6, 2000
Page 2



     We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to this Firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

Very truly yours,

OGDEN MURPHY WALLACE, P.L.L.C.


James L. Vandeberg


VEO/veo